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                                                                      EXHIBIT 21

               SUBSIDIARIES OF PIONEER-STANDARD ELECTRONICS, INC.

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                                             STATE OR JURISDICTION OF
SUBSIDIARIES OF THE COMPANY                  ORGANIZATION OR INCORPORATION
---------------------------                  -----------------------------

Pioneer-Standard Canada Inc.                         Ontario
Pioneer-Standard FSC, Inc.                           Virgin Islands of the United States
Pioneer-Standard Illinois, Inc.                      Delaware
Pioneer-Standard Minnesota, Inc.                     Delaware
Pioneer-Standard Electronics, Ltd.                   Delaware
Pioneer-Standard Financial Trust                     Delaware
The Dickens Services Group, a
  Pioneer-Standard Company, LLC                      Delaware
Supplystream, Inc.                                   New York
Pioneer-Standard Electronics GmbH                    Germany
Aprisa, Inc.                                         Delaware
Aprisa Holdings Inc.                                 Delaware
Pioneer-Standard Funding Corporation                 Delaware
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